Exhibit 5.1

August 26, 2016

OpGen, Inc. 708 Quince Orchard Road, Suite 205 Gaithersburg, Maryland 20878

RE: OpGen, Inc.

Ladies and Gentlemen:

We have acted as counsel to OpGen, Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission") of the Company's Registration Statement on Form S-3, dated the date hereof (the "Registration Statement"), under the Securities Act of 1933, as amended (the "Securities Act"), relating to the issuance and/or sale by the Company from time to time of an aggregate of up to $50,000,000 of shares of common stock, par value $0.01 per share (the "Common Stock").  In addition, the Company is registering for resale the 185,250 shares of Common Stock underlying the Warrant (as defined below), which are held by a selling stockholder (the "Selling Stockholder" and such shares, the "Selling Stockholder Shares") that may be sold by the Selling Stockholder from time to time on a delayed or continuous basis pursuant to Rule 415 under the Securities Act. The Common Stock and the Selling Stockholder Shares are collectively referred to in this opinion as the "Securities."
The Company has informed us that the Securities will be sold or delivered on a delayed or continuous basis from time to time as set forth in the Registration Statement (and any amendments thereto), the prospectus contained therein and any prospectus supplement. We understand that prior to the sale of any Securities under the Registration Statement, the Company will afford us an opportunity to review the operative documents pursuant to which such Securities are to be sold and will file any applicable amendment to the Registration Statement or Current Report on Form 8-K (which may include as an exhibit an update to this opinion) or prospectus supplement as are necessary or appropriate by reason of the terms of the sale of such Securities.
In acting as counsel, we have examined originals or copies (certified or otherwise identified to our satisfaction) of (i) the Amended and Restated Certificate of Incorporation of the Company together with all amendments thereto; (ii) the Certificate of Correction to the Amended and Restated Certificate of Incorporation; (iii) the Certificate of Designation of Preferences, Rights and Limitations of Series A Convertible Preferred Stock; (iv) the Amended and Restated Bylaws of the Company; (v) the Common Stock Purchase Warrant, dated May 8, 2015 (the "Warrant"); (vi) the Registration Statement and the exhibits thereto; (vii) the prospectus contained within the Registration Statement; (viii) such corporate records, agreements, documents and other instruments; and (ix) such certificates or comparable documents of public officials and other sources believed by us to be reliable, and of officers and representatives of the Company, and have made such inquiries of such officers and representatives, as we have deemed relevant and necessary as a basis for the opinions hereinafter set forth.

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OpGen, Inc.
August 26, 2016

In such examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. As to all questions of fact material to this opinion that have not been independently established, we have relied upon certificates or comparable documents of officers and representatives of the Company.
We have also assumed that (i) the Registration Statement and any amendments or supplements thereto (including any post-effective amendments) will have become effective and comply with all applicable laws and no stop order suspending the Registration Statement's effectiveness will have been issued and remain in effect, in each case, at the time the Securities are offered or issued as contemplated by the Registration Statement, (ii) a prospectus supplement will have been prepared and filed with the Commission describing the Securities offered thereby and will at all relevant times comply with all applicable laws, (iii) the Company will have timely filed all necessary reports pursuant to the Securities Exchange Act of 1934, as amended, which are incorporated into the Registration Statement by reference, (iv) all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the appropriate prospectus supplement and (v) a definitive purchase, underwriting or similar agreement and any other necessary agreement with respect to any Securities will have been duly authorized and validly executed and delivered by the Company and the other party or parties thereto.
Based on the foregoing, and subject to the qualifications stated herein, we are of the opinion that:
1.     Common Stock.   Assuming that the issuance and terms of any Common Stock and the terms of the offering thereof have been duly authorized, when (i) the Company has received the consideration therefor specified in any applicable underwriting agreement or purchase agreement approved by the Company's board of directors or any authorized committee thereof and (ii) the consideration for such Common Stock is at least equal to the aggregate par value of such Common Stock, such Common Stock will be validly issued, fully paid and non-assessable.
2.     Selling Stockholder Shares. The Selling Stockholder Shares have been duly authorized and are validly issued, fully paid and non-assessable.
We express no opinion as to the laws of any jurisdiction other than the federal laws of the United States of America and the laws of the State of Delaware.
We hereby consent to the use of this letter as an exhibit to the Registration Statement and to any and all references to our firm in the prospectus which is a part of the Registration Statement.
Sincerely yours,
/s/ Ballard Spahr LLP